Exhibit 99.1

Contact:

Bruce Widener, CEO

502-657-3507

investors@askbeacon.com

Porter, LeVay & Rose, Inc.

Marlon Nurse, V.P. – Investor Relations

212-564-4700

Halliburton Investor Relations

Geralyn DeBusk, President, or Hala Elsherbini, COO

972-458-8000

Beacon Enterprise Solutions to Host Conference Call on Thursday, February 9, 2012 at 10:00 a.m. EST to Discuss Fiscal First Quarter Results

LOUISVILLE, KY, January 24, 2012 -- Beacon Enterprise Solutions Group, Inc. (OTC BB: BEAC) (www.askbeacon.com), an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions, will host a conference call to discuss its fiscal year 2012 first quarter financial results on Thursday, February 9, 2012, at 10:00 a.m. EST. Beacon expects to issue its financial results for the fiscal first quarter on Wednesday, February 8, 2012, aftermarket.

Participants on the call will include Bruce Widener, Chairman and CEO; Jerry Bowman, President and COO; Victor Agruso, Chief Administrative Officer and S. Scott Fitzpatrick, Vice President Corporate Controller and Treasurer.

The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 43328861. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call.

The conference call will be simultaneously webcast and available on the company's website, http://www.askbeacon.com, under the "Investor Relations" tab. A digital recording of the conference call will be available for replay two hours after the end of the call's completion until 11:59 p.m. EST on Saturday, February 11, 2012 by calling 404-537-3406 and entering conference ID # 43328861.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions. Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Beacon is headquartered in Louisville, Kentucky, with regional headquarters in Cincinnati, Ohio, Dublin, Ireland, Prague, Czech Republic and personnel located throughout the United States and Europe.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward-looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan. Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results. The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

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